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                       WORLAND AREA PURCHASE AND SALE AGREEMENT

     This Worland Area Purchase and Sale Agreement ("Agreement") is made and entered into on this 25th day of June, 1998 by and between Continental Resources, lnc., ("Seller") and Harold G. Hamm, Trustee of the Harold G. Hamm Revocable Intervivos Trust dated April 23, 1984 ("Buyer").

     WHEREAS, pursuant to that certain Purchase and Sale Agreement dated March 28, 1998, a copy of which is attached hereto as Exhibit "A", and subsequent Assignment and Bill of Sale documents, which are described on the Exhibit "B" attached hereto, Seller did acquire certain oil and gas wells, leases and other rights from several parties. Such documents are collectively referred to herein as the "BEPCO documents". The conveyance of interest effected by such documents is herein referred to as the "BEPCO Acquisition".

     AND WHEREAS, the Buyer desires to purchase, and Seller desires to sell, an undivided fifty percent (50%) of all right, title and interest of whatsoever nature which Seller acquired in the BEPCO Acquisition.

     NOW THEREFORE, in consideration of the mutual benefit to accrue to the parties hereto and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer do hereby agree as follows:

     1. PURCHASE PRICE AND PROPERTY BEING SOLD AND PURCHASED: In and for a total purchase price of $42,550,000.00, Seller shall sell, assign, transfer and convey unto Buyer an undivided fifty (50%) of all Seller's right, title and interest in and to the following:

     A. All oil & gas leases, overriding royalty interests, mineral and royalty interests, easements and rights-of-way, contractual rights and interests, together with all rights and interests appurtenant thereto or used or obtained in connection therewith which were acquired by Seller in connection with the BEPCO Acquisition and by virtue of the BEPCO Documents, and;

     B. All oil and gas wells and interests therein, together with all materials, supplies, machinery, equipment, improvements and other personal property and fixtures located thereon, associated therewith or appurtenant thereto that were acquired by Seller in connection with the BEPCO Acquisition and by virtue of the BEPCO Documents. Such wells are described on Exhibit "C" hereto

     2. EFFECTIVE DATE: The Effective Time of the conveyance contemplated by this Agreement shall be 7:00 a.m., Mountain Standard Time on June 1, 1998. It is the intent of the parties that the interest is conveyed from Seller to Buyer effective as of the same time which Seller received the interests pursuant to the BEPCO Documents, same as if Buyer had been a party thereto.

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     3.   COVENANTS AND REPRESENTATIONS OF SELLER AND BUYER:  To the extent applicable, Seller and Buyer do hereby adopt and make the same covenants and representations to one another as were made by the Seller and Buyer in the Purchase and Sale Agreement attached hereto as Exhibit "A".

     4. DESIGNATION OF OPERATOR: Buyer agrees that Seller shall remain and be Operator of all jointly owned existing or hereafter drilled, created or acquired units, wells and leases. Buyer agrees to execute any required Operating Agreements, Unit Agreements or other documents that are now or hereafter may become necessary to effectuate and/or support Seller being designated as Operator of such jointly owned units, wells or leases.

     5. AREA OF MUTUAL INTEREST: An Area of Mutual Interest ("AMI") is hereby created which covers the lands outlined on the plat attached hereto as Exhibit "D". During the term of the AMI, which is ten (10) years from the date hereof, should either party acquire an interest of whatsoever nature in the AMI, it shall immediately offer the other party it's proportionate part of such acquired interest. The non-acquiring party shall have thirty (30) days from receipt of notice within which to advise the acquiring party whether it wants to acquire it's proportionate part of such interest for the actual acquisition cost thereof. The parties proportionate interests in the AMI is 50% each.

     6. CLOSING: On or before July 1, 1998 Buyer shall deliver to Seller the full purchase price. Immediately upon receipt thereof, Seller shall deliver to Buyer a fully executed Assignment and Bill of Sale which conveys interests to the properties, rights and interests being purchased. Such Assignment and Bill of Sale shall be in the form attached hereto as Exhibit "E".

     IN WITNESS WHEREOF, this Agreement is made and entered into on this 25th day of June, 1998.

                              CONTINENTAL RESOURCES, INC.

                              By: /s/ TOM LUTTRELL
                                      Tom Luttrell
                                      Vice President - Land

                              HAROLD G. HAMM REVOCABLE INTERVIVOS
                              TRUST DATED APRIL 23, 1984

                              By: /s/ HAROLD HAMM
                              Harold G. Hamm, Trustee

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                           CONTINENTAL RESOURCES, INC.

July 13, 1998

Harold G. Hamm, Trustee of the Harold G. Hamm
Revocable Intervivos Trust
P.O. Box 1032
Enid, OK  73702

RE: Worland Area Purchase and Sale Agreement dated June 25, 1998

Dear Harold,

Reference is hereby made to that certain Worland Area Purchase and Sale Agreement dated June 25, 1998 between Continental Resources, Inc., as Seller and The Harold G. Hamm Revocable Intervivos Trust, as Buyer.

This letter is to set forth in writing the agreement of both parties to change the Closing date provided for the referenced Agreement by amending
Article 6, thereof to read as follows: "On or before July 17, 1998 Buyer shall deliver to Seller the full purchase price. Immediately upon receipt
 ...".  All other provisions shall remain as originally written.

If the foregoing is acceptable with you, please indicate your agreement by signing in the space provided below and returning one (1) executed copy of this letter to the undersigned. Thank you.

Sincerely,


/s/ TOM LUTTRELL
Tom Luttrell
Vice President - Land

Agreed to and accepted this 13th day of July, 1998

The Harold G. Hamm Revocable Intervivos Trust dated April 23, 1984

By: /s/ HAROLD HAMM
        Harold G. Hamm, Trustee


                                 302 N. Independence
                          P.O. Box 1032 Enid, Oklahoma 73702
                                    (580) 233-8955